UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2025

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2025 (the “Effective Date”), the Board of Directors (the “Board”) of Amerant Bancorp Inc. (the “Company”) authorized increasing the size of the Board from nine (9) to eleven (11) members, and thereafter appointed Lisa Lutoff-Perlo and Odilon Almeida Júnior to serve as members of the Company’s Board, with such appointments to be effective as of the Effective Date. The appointment of the two directors was based upon the recommendation of the Corporate Governance, Nominating and Sustainability Committee of the Board. Each of the two newly appointed directors will serve until the 2025 Annual Meeting, subject to his or her earlier death, or until they shall resign or shall have been removed from office in the manner provided in the Company’s Amended and Restated Bylaws. Each of the two appointed directors will also be appointed to the Board of Directors of the Company’s wholly owned bank subsidiary, Amerant Bank, N.A. (the “Bank”). The appointments of Ms. Lutoff-Perlo and Mr. Almeida Júnior were not pursuant to any arrangement or understanding between each of the directors and any other person.

As of the date of this Current Report on Form 8-K, the Board has not appointed either of the two newly appointed directors to serve on any committees of the Board and has not made a decision regarding which committee(s) of the Board, if any, each of the two newly appointed directors is expected to be appointed to in the future.

Neither Ms. Lutoff-Perlo or Mr. Almeida Júnior have any transactions reportable under Item 404(a) of Regulation S-K. As newly appointed non-employee directors of the Board in 2025, each of the appointed directors are each entitled to a pro-rata portion of the $46,000 annual retainer for service on the Board. If Ms. Lutoff-Perlo and Mr. Almeida Júnior are appointed to serve on any committee(s) of the Board they shall each be entitled to a pro-rata portion of the annual retainer for service on each of the Company Board Committees to which they are appointed. These amounts will be pro-rated for 2025, based upon time of service as a Company director. Each newly appointed director shall also be entitled to any annual equity compensation granted to members of the Board in the form of restricted stock units.

Item 8.01 Other Events

On January 22, 2025, the Company issued a press release announcing the appointment of Ms. Lutoff-Perlo and Mr. Almeida Júnior to the Boards of Directors of the Company and the Bank. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
99.1	Press Release dated January 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2025	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Associate General Counsel and Corporate Secretary